Exhibit 99.3

NABORS INDUSTRIES, INC.

LETTER TO REGISTERED HOLDERS

FOR OFFER FOR ALL OUTSTANDING

$350,000,000 2.35% SENIOR NOTES DUE SEPTEMBER 15, 2016

CUSIP Nos.  629568 AY 2 AND U6295Y AF 0

IN EXCHANGE FOR REGISTERED

$350,000,000 2.35% SENIOR NOTES DUE SEPTEMBER 15, 2016

CUSIP No. 629568 AZ 9

AND $350,000,000 5.10% SENIOR NOTES DUE SEPTEMBER 15, 2023

CUSIP Nos.  629568 BA 3 AND U6295Y AG 8

IN EXCHANGE FOR REGISTERED

$350,000,000 5.10% SENIOR NOTES DUE SEPTEMBER 15, 2023

CUSIP No. 629568 BB 1

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON          , 2014 (THE “EXPIRATION DATE”) UNLESS THE EXCHANGE OFFER IS EXTENDED, IN WHICH CASE THE TERM “EXPIRATION DATE” SHALL MEAN THE LATEST TIME AND DATE TO WHICH THE EXCHANGE OFFER IS EXTENDED.  TENDERS OF OLD NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

To Registered Holders:

We are enclosing herewith the material listed below relating to the offer (the “Exchange Offer”) by Nabors Industries, Inc. (the “Company”) to exchange up to (i) $350,000,000 aggregate principal amount of its 2.35% Senior Notes due 2016 (the “New 2016 Notes”) and related guarantees by Nabors Industries Ltd. (the “Guarantor”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for up to $350,000,000 aggregate principal amount of its outstanding 2.35% Senior Notes due 2016 (the “Old 2016 Notes”) and related guarantees by the Guarantor and (ii) $350,000,000 aggregate principal amount of its 5.10% Senior Notes due 2023 (the “New 2023 Notes” and, together with the New 2016 Notes, the “New Notes”) and related guarantees by the Guarantor, which have been registered under the Securities Act, for up to $350,000,000 aggregate principal amount of its outstanding 5.10% Senior Notes due 2023 (the “Old 2016 Notes” and, together with the Old 2016 Notes, the “Old Notes”) and related guarantees by the Guarantor, in each case upon the terms and subject to the conditions set forth in the Company’s and Nabors Industries Ltd.’s Prospectus dated                         , 2014 (the “Prospectus”) and the related Letter of Transmittal.

Enclosed herewith are copies of the following documents:

1.              Prospectus dated             , 2014;

2.              Letter of Transmittal (which, together with the Prospectus, constitutes the “Exchange Offer”);

3.              Notice of Guaranteed Delivery;

4.              Instruction to Registered Holder from Beneficial Owner;

5.              Letter to Clients, which may be sent to your clients for whose account you hold Old Notes in your name or in the name of your nominee, to accompany the Instruction to Registered Holder from Beneficial Owner form referred to above, for obtaining such client’s instruction with regard to the Exchange Offer; and

6.              Letter to Depository Trust Company Participants for Offer for All Old Notes for the New Notes.

We urge you to contact your clients promptly.  Please note that the Exchange Offer will expire at 5:00 p.m., Eastern time, on          , 2014, unless extended by the Company.

The Exchange Offer is not conditioned upon any minimum number of Old Notes being tendered.

Pursuant to the Letter of Transmittal, each holder of Old Notes (a “Holder”) will represent to the Company that (i) the New Notes to be acquired pursuant to the Exchange Offer will be acquired in the ordinary course of business of the person acquiring the New Notes, whether or not such person is the Holder, (ii) neither the Holder nor any person receiving any New Notes directly or indirectly from the Holder pursuant to the Exchange Offer is engaging or intends to engage in the distribution, as defined in the Securities Act, of the New Notes, and none of them have any arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the New Notes, and (iii) neither the Holder nor any person receiving any New Notes directly or indirectly from the Holder pursuant to the Exchange Offer is an “affiliate” of the Company or Nabors Industries Ltd., a Bermuda exempted company, as defined under Rule 405 under the Securities Act.  If the Holder is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market making activities or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes received in respect of such Old Notes pursuant to the Exchange Offer; however, by so acknowledging and by delivering a prospectus, the Holder will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

The enclosed Instruction to Registered Holder from Beneficial Owner contains an authorization by the beneficial owner of Old Notes held by you to make the foregoing representations and warranties on behalf of such beneficial owner.

The Company will not pay any fee or commission to any broker or dealer or to any other persons (other than the exchange agent for the Exchange Offer) in connection with the solicitation of tenders of Old Notes pursuant to the Exchange Offer.  The Company will pay or cause to be paid all transfer taxes, if any, applicable to the transfer and exchange of Old Notes pursuant to the Exchange Offer, except as otherwise provided in Instruction 7 of the enclosed Letter of Transmittal.

Any inquiries you may have relating to the Exchange Offer and additional copies of the enclosed materials may be obtained from the Exchange Agent at:

By Registered and Certified Mail Citibank, N.A. 480 Washington Boulevard 30th Floor Jersey City, New Jersey 07310 Attention: Agency and Trust Group	By Overnight Courier or Regular Mail Citibank, N.A. 480 Washington Boulevard 30th Floor Jersey City, New Jersey 07310 Attention: Agency and Trust Group	By Hand Delivery Citibank, N.A. 480 Washington Boulevard 30th Floor Jersey City, New Jersey 07310 Attention: Agency and Trust Group
Or by Telephone: (800) 422-2066	Or by Facsimile Transmission: (201) 258-3567	Confirm Receipt of Facsimile by Telephone: (973) 461-7169

Very truly yours,

NABORS INDUSTRIES, INC.
NABORS INDUSTRIES LTD.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF EITHER OF THEM IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED HEREIN.